SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2019

Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37570	27-1069557

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400
Mountain View, California 94041
(Address of Principal Executive Offices)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 28, 2019, Pure Storage, Inc. (“Pure Storage”) issued a press release regarding its financial results for the quarter and fiscal year ended January 31, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pure Storage is making reference to non-GAAP financial information in the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.  These non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 26, 2019, the Board of the Company unanimously voted to increase the number of directors on the Board from nine to ten, and appoint Roxanne Taylor as a Class II director, effective immediately. Ms. Taylor’s term as a member of the Board will expire at the meeting of stockholders to be held in 2020, at which time she is expected to stand for re-election.

Ms. Taylor was granted a restricted stock unit award for 29,600 shares of the Company’s Class A common stock. The award will vest as to 25% of the shares subject to the award on the first anniversary of the grant date, and the remaining 75% of the shares subject to the award in 12 substantially equal quarterly installments thereafter, subject to her continued service on the Board on the vesting dates. Ms. Taylor was also granted a pro-rata restricted stock unit award for 2,898 shares of the Company’s Class A common stock. The award will vest on the day prior to the Company’s next annual stockholder meeting, subject to her continued service on the Board on such date. The award is subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related award agreement. Furthermore, Ms. Taylor is also entitled to an annual cash retainer for her service on the Board in accordance with the Company's director compensation policy.

In connection with her appointment to the Board, Ms. Taylor will execute the Company’s standard form of indemnity agreement for directors, which was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K (File No. 001-37570) filed with the Securities and Exchange Commission on March 26, 2018.

There is no arrangement or understanding between Ms. Taylor and any other person pursuant to which Ms. Taylor was elected as a director of the Company. There are no family relationships between Ms. Taylor and any director or executive officer of the Company, and, other than as described above, no transactions involving Ms. Taylor that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Press Release entitled “Pure Storage Announces Record Fourth Quarter and Full Year Fiscal 2019 Financial Results”

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Timothy Riitters
Timothy Riitters
Chief Financial Officer
February 28, 2019